PLAN AND AGREEMENT OF TRIANGULAR MERGER
BETWEEN
BIOFLAMEX CORPORATION,
BIOFLAMEX MERGER SUB, INC.
AND
TERRA ASSET MANAGEMENT, INC.

BIOFLAMEX CORPORATION, a Nevada corporation (“Bioflamex”), BIOFLAMEX MERGER SUB, INC., a Nevada corporation (the “Subsidiary”), and TERRA ASSET MANAGEMENT, INC., a Delaware corporation (“Terra Asset Management”), hereby agree as follows:

WHEREAS, the Subsidiary is a wholly-owned subsidiary of Bioflamex; and

WHEREAS, Terra Asset Management desires to merge with and into the Subsidiary (the “Merger”); and

WHEREAS, as a result of the Merger, the shareholders of Terra Asset Management (the “Terra Asset Management Shareholders”) will receive shares of the common stock of Bioflamex, $0.001 par value per share (the “Bioflamex Common Stock”) in exchange for all of their shares of the common stock of Terra Asset Management, $0.01 par value per share (the “Terra Asset Management Common Stock”);

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

1.                   Plan Adopted. A plan of merger whereby Terra Asset Management merges with and into the Subsidiary (this “Plan of Merger”), pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes (the “NRS”), Section 252 of the Delaware General Corporation Law (the “DGCL”), and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

(a)                 Terra Asset Management shall be merged with and into the Subsidiary, to exist and be governed by the laws of the State of Nevada.

(b)                 The Subsidiary shall be the surviving corporation (the “Surviving Corporation”) and will continue to be a wholly-owned subsidiary of Bioflamex.

(c)                 When this Plan of Merger shall become effective, the separate existence of Terra Asset Management shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of Terra Asset Management and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

(d)                 The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the States of Nevada and Delaware, if any.

(e)                 The Surviving Corporation will carry on business with the assets of Terra Asset Management, as well as the assets of the Subsidiary.

(f)                  The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under Chapter 92A of the NRS or Section 262 of the DGCL.

(g)                 The Terra Asset Management Shareholders will surrender all of their shares of the Terra Asset Management Common Stock in the manner hereinafter set forth.

(h)                 In exchange for the shares of the Terra Asset Management Common Stock surrendered by the Terra Asset Management Shareholders, Bioflamex will issue and transfer to them on the basis hereinafter set forth, shares of the Bioflamex Common Stock.

(i)                   A copy of this Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of any constituent corporation.

(j)                  The authorized capital stock of the Subsidiary is 1,000 shares of common stock, par value $0.01 per share (the “Subsidiary Common Stock”), of which one share is issued and outstanding.

(k)                 The authorized capital stock of Terra Asset Management is 1,000 shares of common stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding.

2.                   Effective Date. The effective date of the Merger (the “Effective Date”) shall be the date of the filing of Articles of Merger for the Subsidiary and Terra Asset Management in the States of Nevada and Delaware, respectively.

3.                   Submission to Shareholders. This Plan of Merger shall be submitted for approval separately to the Terra Asset Management Shareholders and the shareholders of the Subsidiary in the manner provided by the laws of the States of Nevada and Delaware, respectively.

4.                   Manner of Exchange. On the Effective Date, the Terra Asset Management Shareholders shall surrender their stock certificates representing all of the issued and outstanding shares of the Terra Asset Management Common Stock to the Subsidiary in exchange for certificates representing the shares of the Bioflamex Common Stock to which they are entitled. Following the receipt of the shares of the Terra Asset Management Common Stock by the Subsidiary, the shares of the Terra Asset Management Common Stock shall be cancelled. The one share of the Subsidiary Common Stock shall remain issued and outstanding.

5.                   Basis of Exchange. The Terra Asset Management Shareholders currently own 1,000 shares of the Terra Asset Management Common Stock, which shares constitute all of the issued and outstanding shares of the capital stock of Terra Asset Management. As a result of the Merger, the Terra Asset Management Shareholders shall be entitled to receive, in exchange for all of their Terra Asset Management Common Stock, 291,927,665 shares of the Bioflamex Common Stock, as follows:

a.	TTT Investment Trust shall be entitled to receive 144,504,194 shares of the Bioflamex Common Stock;
b.	Bricken LLC shall be entitled to receive 144,504,194 shares of the Bioflamex Common Stock;
c.	Tracey Noftz shall be entitled to receive 2,919,277 shares of the Bioflamex Common Stock.

6.                   Restricted Shares. All shares of the Bioflamex Common Stock to be received by the Terra Asset Management Shareholders hereunder shall be restricted in their resale as provided in the Securities Act of 1933, as amended (the “Securities Act”), and shall contain a legend as required by the Securities Act, which shall read as follows:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

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7.                   Directors and Officers of the Surviving Corporation.

(a)                 Following the Merger, the present Board of Directors of Terra Asset Management shall serve as the Board of Directors of the Surviving Corporation, until the next annual meeting or until such time as their successors have been elected and qualified.

(b)                 If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date, such vacancy may be filled by the Board of Directors of the Surviving Corporation as provided in the Bylaws of the Surviving Corporation.

(c)                 All persons who, on the Effective Date, are executive or administrative officers of Terra Asset Management shall be the officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

8.                   Articles of Incorporation. The Articles of Incorporation of the Subsidiary existing on the Effective Date, which are to be amended to reflect the change of name to Terra Asset Management, Inc., a copy of which is attached hereto as Attachment A shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

9.                   Bylaws. The Bylaws of the Subsidiary existing on the Effective Date, which are to be amended to reflect the change of name to Terra Asset Management, Inc., a copy of which is attached hereto as Attachment B shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

10.                Employment Agreements with a to be formed Subsidiary. Within 30 days of the Effective Date, Kristian Schiørring and Henrik Dahlerup, shall execute minimum 180 days employment agreements respectively with a to be formed subsidiary of Bioflamex, other than the Subsidiary, as described in Attachment C and Attachment D attached hereto. The existing Employment Agreements and any other compensation or benefit agreements between Bioflamex and Messrs. Schiørring and Dahlerup shall terminate as of the Effective Date.

11.                Directors and Officers of Bioflamex. On the Effective Date, Kenneth D. Bland and Wade Clark will be elected to the Board of Directors of Bioflamex, and immediately thereafter, all of the members of the Bioflamex Board of Directors serving before the Effective Date shall resign. Further, on the Effective Date, the Board of Directors will elect Kenneth D. Bland as President of Bioflamex, and all of the other officers of Bioflamex other than Kenneth D. Bland shall resign on the Effective Date.

12.                Copies of the Plan of Merger. A copy of this Plan of Merger is on file at 4510 South 86 East Avenue, Tulsa, Oklahoma 74145, the principal offices of Terra Asset Management, and at Christiansvej 28, 2920 Charlottenlund, Denmark, the principal offices of Bioflamex and the Subsidiary. A copy of this Plan of Merger will be furnished to any shareholder of Terra Asset Management, Bioflamex, or the Subsidiary, on written request and without cost.

13.                Additional Consideration for the Merger. As additional consideration for the Merger, the following shall occur:

(a)                 USD $50,000.00 will be paid to Kristian Schiørring within 30 days following the Effective Date.

(b)                 USD $50,000.00 will be paid to Henrik Dahlerup within 30 days following the Effective Date.

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(c)                 USD $50,000.00 will be paid to Kristian Schiørring within 60 days following the Effective Date.

(d)                 USD $50,000.00 will be paid to Henrik Dahlerup within 60 days following the Effective Date.

(e)                 Management of TAM and the Bioflamex affiliate company shall determine strategy and plans for the subsidiary for the first 12 months, and set and implement an operational cost budget as per the submitted budget estimate (plus/minus 10%), within 30 days following the Effective Date - see Attachment G. The cost budget shall be financed by TAM, and Bioflamex affiliate shall perform monthly cost and sales bookkeeping and reporting to TAM.

(f)                  Management of TAM have reserved US$ 150,000 to cover Bioflamex liabilities from outstanding debt to financing institutions as well as US$ 50,000 to cover operational cost accrued in the interim period from signing of LOI and the Effective Date of Agreement.

(g)                 As of the date of this Agreement, Kristian Schiørring owns 43,428,334 shares of the Bioflamex Common Stock. At the closing of this Agreement (the “Closing”), 23,468,334 of the shares of the Bioflamex Common Stock owned by Kristian Schiørring shall be cancelled, so that following the Effective Date, Kristian Schiørring shall own 19,960,000 shares of the Bioflamex Common Stock, which number shall constitute 4.99 percent of the issued and outstanding shares of the Bioflamex Common Stock.

(h)                 As of the date of this Agreement, Henrik Dahlerup owns 43,428,334 shares of the Bioflamex Common Stock. At the closing of this Agreement (the “Closing”), 23,468,334 of the shares of the Bioflamex Common Stock owned by Henrik Dahlerup shall be cancelled, so that following the Effective Date, Henrik Dahlerup shall own 19,960,000 shares of the Bioflamex Common Stock, which number shall constitute 4.99 percent of the issued and outstanding shares of the Bioflamex Common Stock.

(i)                   Following the Effective Date, Bioflamex shall create a preferred class of shares (the “Bioflamex Preferred Stock”) which will provide among other things that the voting rights of each share of the preferred stock shall equal 10 shares of the Bioflamex Common Stock. TTT Investment Trust shall own 25,500,000 shares of the Bioflamex Preferred Stock and Brikencorp LLC, a New Jersey corporation, shall own 24,500,000 shares of the Bioflamex Preferred Stock. A copy of the Bioflamex Preferred Stock preferred stock designation is described in Attachment E hereto.

14.                Representations and Warranties of Terra Asset Management. Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of Terra Asset Management” (or words of similar import), such expression means that, after having conducted a due diligence review, Terra Asset Management believes the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. Terra Asset Management represents and warrants to Bioflamex and the Subsidiary as follows:

(a)                 Power and Authority. Terra Asset Management has full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the “Other Agreements”).

(b)                 Binding Effect. Upon execution and delivery by Terra Asset Management, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of Terra Asset Management, enforceable against Terra Asset Management in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(c)                 Effect. Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by Terra Asset Management of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Certificate of Incorporation or Bylaws of Terra Asset Management or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of Terra Asset Management or necessary for the operation of Terra Asset Management’s business (the “Business”) following the Merger or any other material contract, commitment, or other obligations to which Terra Asset Management is a party, or create or result in the creation of any encumbrance on any of the property of Terra Asset Management.

(d)                 No Consents. No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Effective Date, be obtained or made by Terra Asset Management prior to the Effective Date to authorize the execution, delivery and performance by Terra Asset Management of this Agreement or the Other Agreements.

(e)                 No Disputes with Auditors. As of the date of this Agreement, Terra Asset Management has not had any disputes with its auditors.

(f)                  Tax Returns and Audits. As of the date of this Agreement, Terra Asset Management has duly filed all federal, state, and local tax returns as required to be filed by it (including, but not limited to, all payroll or other employment related tax returns), and have paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns. Terra Asset Management has not been delinquent in the payment of any tax, assessment, or governmental charge, and have not had any tax deficiencies proposed or assessed against them and have not executed any waiver of the statute of limitations on the assessment or collection of any tax.

(g)                 Capitalization. Terra Asset Management is authorized by its Certificate of Incorporation to issue 1,000 shares of the Terra Asset Management Common Stock. As of the date of this Agreement, there are 1,000 shares of the Terra Asset Management Common Stock duly and validly issued and outstanding, fully paid, and non-assessable. Other than as disclosed herein, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Terra Asset Management Common Stock or other securities or entitling anyone to acquire the Terra Asset Management Common Stock or other securities of Terra Asset Management.

(h)                 No Subsidiaries. Terra Asset Management does not have any subsidiaries.

(i)                   Stock Ownership. As of the Effective Date, the Terra Asset Management Shareholders will consist of three shareholders, TTT Investment Trust, who owns 500 shares of the Terra Asset Management Common Stock, Brikencorp LLC, a New Jersey corporation, who owns 10 shares of the Terra Asset Management Common Stock and Tracey Noftz, who owns 490 shares of the Terra Asset Management Common Stock, each of whom is an “Accredited Investor” as defined in Regulation D promulgated pursuant to the Securities Act. In addition, the Terra Asset Management Shareholders have good, absolute, and marketable title to 1,000 shares of the Terra Asset Management Common Stock as described herein, which constitute 100 percent of the issued and outstanding shares of the Terra Asset Management Common Stock. Terra Asset Management has the complete and unrestricted right, power and authority to cause the Merger pursuant to this Agreement. The delivery of the Terra Asset Management Common Stock to the Subsidiary as herein contemplated will vest in the Subsidiary good, absolute and marketable title to the shares of the Terra Asset Management Common Stock as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws or this Agreement.

(j)                  Restrictions on Shares. The shares of the Bioflamex Common Stock to be exchanged in connection with the Merger on the Effective Date will carry a restrictive legend under the Securities Act. All of the Terra Asset Management Shareholders shall execute and deliver to Bioflamex on the Effective Date the Subscription Agreement in the form described in Attachment F attached hereto.

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(k)                 Organization and Standing of Terra Asset Management. Terra Asset Management is a duly organized and validly existing Delaware corporation in good standing, with all requisite corporate power and authority to carry on the Business as presently conducted. Terra Asset Management has qualified to do business in the States of Oklahoma, Georgia, New Mexico, Virginia, Texas, and Pennsylvania.

(l)                   Litigation. Terra Asset Management has no litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to Terra Asset Management) with respect to Terra Asset Management, or any of its business, properties, or assets prior to the execution of this Agreement. Terra Asset Management is not affected by any present or threatened strike or other labor disturbance or, to the best knowledge of Terra Asset Management, is any union attempting to represent any employee of Terra Asset Management as collective bargaining agent. Terra Asset Management is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Terra Asset Management required to take any action in order to avoid such a violation or default.

(m)               Compliance with Laws and Regulations. To the best knowledge of Terra Asset Management, Terra Asset Management is in material compliance, with all laws, ordinances, codes, restrictions, regulations and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to its knowledge, threatened with respect to the foregoing.

(n)                 No Defaults. To the best knowledge of Terra Asset Management, Terra Asset Management is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(o)                 Authority to Merge. Terra Asset Management has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Terra Asset Management have been duly taken to authorize the execution, delivery, and performance of this Agreement by Terra Asset Management. This Agreement has been duly authorized, executed and delivered by Terra Asset Management and the Terra Asset Management Shareholders; is the legal, valid, and binding obligation of Terra Asset Management; and is enforceable as to it in accordance with its terms subject to any laws relating to bankruptcy or any other similar laws.

No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration of filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Terra Asset Management for the execution, delivery, or performance of this Agreement by Terra Asset Management. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Terra Asset Management is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation (or other charter document) or Bylaws of Terra Asset Management or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Terra Asset Management or to which any of its operations, business, properties, or assets are subject.

(p)                 No Contracts. Other than as disclosed on Schedule 14(p) attached hereto, Terra Asset Management is not a party to any contract, lease or agreement which would subject it to any performance or business obligations after the Effective Date.

(q)                 Employees. Terra Asset Management will have at the Effective Date three employees.

(r)                  Employment Contracts and Consulting Agreements. Other than as disclosed on Schedule 14(r) attached hereto, Terra Asset Management has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other parties.

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(s)                  No Benefit Plans. Terra Asset Management does not have any insurance or employee benefit plans whatsoever.

(t)                  No Powers of Attorney. Terra Asset Management does not have any outstanding powers of attorney and no obligations concerning its performance hereunder.

(u)                 Records. The books of account and minute books of Terra Asset Management are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

(v)                 Representations and Warranties True and Complete. All representations and warranties of Terra Asset Management in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Effective Date.

(w)                No Knowledge of Default. Terra Asset Management has no knowledge that any representations and warranties of Bioflamex and the Subsidiary contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that Bioflamex or the Subsidiary is in default under any term or provision of this Agreement or the Other Agreements.

(x)                 No Untrue Statements. No representation or warranty by Terra Asset Management in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

(y)                 Reliance. The foregoing representations and warranties are made by Terra Asset Management with the knowledge and expectation that Bioflamex and the Subsidiary are placing complete reliance thereon.

15.                Representations and Warranties of Bioflamex and the Subsidiary. Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of Bioflamex and the Subsidiary” (or words of similar import), such expression means that, after having conducted a due diligence review, Bioflamex and the Subsidiary believe the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. Bioflamex and the Subsidiary hereby represent and warrant to Terra Asset Management as follows:

(a)                 Power and Authority. Bioflamex and the Subsidiary have full power and authority to execute, deliver and perform this Agreement and the Other Agreements.

(b)                 Authorization. The execution, delivery and performance of this Agreement and the Other Agreements by Bioflamex and the Subsidiary have been duly authorized by all requisite corporate action.

(c)                 Binding Effect. Upon execution and delivery by Bioflamex and the Subsidiary, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of Bioflamex and the Subsidiary enforceable against them in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)                 Effect. Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by Bioflamex and the Subsidiary of their obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of Bioflamex or the Subsidiary or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of Bioflamex or the Subsidiary or necessary for the operation of the business of Bioflamex or the Subsidiary following the Effective Date or any other material contract, commitment, or other obligation to which Bioflamex or the Subsidiary is a party, or create or result in the creation of any encumbrance on any of the assets of Bioflamex or the Subsidiary.

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(e)                 No Consents. No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Effective Date, be obtained or made by Bioflamex and the Subsidiary prior to the Effective Date to authorize the execution, delivery and performance by Bioflamex and the Subsidiary of this Agreement or the Other Agreements.

(f)                  No Disputes with Auditors. As of the date of this Agreement, neither Bioflamex nor the Subsidiary has had any disputes with its auditors.

(g)                 Tax Returns and Audits. As of the date of this Agreement, Bioflamex and the Subsidiary have duly filed all federal, state, and local tax returns as required to be filed by them (including, but not limited to, all payroll or other employment related tax returns), and have paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns. Bioflamex and the Subsidiary have not been delinquent in the payment of any tax, assessment, or governmental charge, and have not had any tax deficiencies proposed or assessed against them and have not executed any waiver of the statute of limitations on the assessment or collection of any tax.

(h)                 Exchange Act Status. Bioflamex is a fully reporting company under the Exchange Act, and the Bioflamex Common Stock is registered under Section 12(g) of the Exchange Act. The shares of the Bioflamex Common Stock are currently quoted for sale on the OTCBB under the symbol “BFLX.” At the Effective Date, Bioflamex, no later than July 20th, 2012 shall be current in all filings required by the Exchange Act (the “SEC Filings”).

(i)                   Organization and Standing of Bioflamex. Bioflamex is a duly organized and validly existing Nevada corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. Bioflamex has not qualified to do business in any other state.

(j)                  Subsidiaries. Bioflamex has only one subsidiary, namely, the Subsidiary, which is a duly organized and validly existing Nevada corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. The Subsidiary has not qualified to do business in any other state. At the Effect Date, Bioflamex Corp. have an Affiliate Branch office in Copenhagen, Denmark.

(k)                 Capitalization of Bioflamex. Bioflamex is authorized by its Articles of Incorporation to issue 400,000,000 shares of the Bioflamex Common Stock, 155,009,002 shares of which are duly and validly issued and outstanding, fully paid, and non-assessable as of the date of this Agreement. Other than as disclosed herein or in the SEC Filings, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Bioflamex Common Stock or other securities or entitling anyone to acquire the Bioflamex Common Stock or other securities of Bioflamex. At the Effective Date, Bioflamex Corp. have outstanding Convertible Loan Agreements with Asher Enterprises for US$ 37.500 and Magna Holding of US$ 60.000; both financing entities have reserved shares for the conversion at the due date (see exhibits of agreements submitted to TAM).

(l)                   Capitalization of the Subsidiary. The Subsidiary is authorized by its Articles of Incorporation to issue 1,000 shares of the Subsidiary Common Stock, one share of which will be duly and validly issued and outstanding, fully paid, and non-assessable as of the Effective Date. Other than as disclosed herein, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Subsidiary Common Stock or other securities or entitling anyone to acquire the Subsidiary Common Stock or other securities of the Subsidiary.

(m)               Effect of the Transaction. Following the Effective Date, without taking into consideration any additional shares which may be issued in the future, the Terra Asset Management Shareholders will own 291,927,665 shares of the Bioflamex Common Stock, which will represent approximately 72.98 percent of the issued and outstanding shares of the Bioflamex Common Stock. Note: This calculation may be affected by the possible conversion of shares by Asher and Magna at the due date, unless loan repayment with penalty option has been exercised.

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(n)                 No Litigation. Bioflamex and the Subsidiary are not now and will not be at the Effective Date subject to any pending or threatened litigation, claims or lawsuits from any party, except as may be disclosed in the SEC Filings.

(o)                 No Contracts. Other than as disclosed herein or in the SEC Filings, Bioflamex and the Subsidiary is not a party to any contract, lease or agreement which would subject them to any performance or business obligations after the Effective Date.

(p)                 No Employees. As of the Effective Date, Bioflamex and the Subsidiary will not have any employees.

(q)                 No Employment Contracts. As of the Effective Date, Bioflamex and the Subsidiary will have no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other parties, except as may be otherwise provided herein.

(r)                  No Benefit Plans. As of the Effective Date, Bioflamex and the Subsidiary will have no insurance or employee benefit plans whatsoever.

(s)                  No Powers of Attorney. Bioflamex and the Subsidiary have no outstanding powers of attorney and no obligations concerning its performance hereunder.

(t)                  Representations and Warranties of True and Complete. All representations and warranties of Bioflamex and the Subsidiary in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Effective Date.

(u)                 No Knowledge of Default. Bioflamex and the Subsidiary have no knowledge that any of the representations and warranties of Terra Asset Management contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete in any respect or that Terra Asset Management is in default under any term or provision of this Agreement or the Other Agreements.

(v)                 No Untrue Statements. No representation or warranty by Bioflamex and the Subsidiary in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

(w)                Reliance. The foregoing representations and warranties are made by Bioflamex and the Subsidiary with the knowledge and expectation that Terra Asset Management is placing complete reliance thereon.

16.                Conditions Precedent to Obligations of Bioflamex and the Subsidiary. All obligations of Bioflamex and the Subsidiary under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of the following conditions:

(a)                 Representations and Warranties True at the Effective Date. The representations and warranties of Terra Asset Management herein shall be deemed to have been made again as of the Effective Date, and then be true and correct, subject to any changes contemplated by this Agreement. Terra Asset Management shall have performed all of the obligations to be performed by it hereunder on or prior to the Effective Date.

(b)                 Proof of Authority. The counsel for Bioflamex shall have received evidence reasonably sufficient to such counsel that Terra Asset Management has all requisite authorizations necessary for consummation by Terra Asset Management of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

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(c)                 Terra Asset Management Unaudited Financial Statements. Before the Effective Date, Terra Asset Management shall provide to Bioflamex an unaudited financial statement of Terra Asset Management. Following the Effective Date, Terra Asset Management shall provide the audited financial statements as required by the Exchange Act.

(d)                 Tax Returns and Corporate Books. At the Closing, Terra Asset Management shall have furnished to Bioflamex copies of all of its tax returns (federal and state) as well as copies of all entries in the corporate minute book of Terra Asset Management.

(e)                 Inspection of Business Records. Before the Effective Date, Terra Asset Management shall have afforded Bioflamex the opportunity to examine all of the books and records of Terra Asset Management.

(f)                  No Disputes with Accountants. As of the Effective Date, Terra Asset Management shall not have had any disputes with its accountants.

(g)                 Opinion of Counsel. Terra Asset Management shall have delivered at the Effective Date to Bioflamex an opinion of its counsel dated as of date of the Effective Date in form and substance satisfactory to Bioflamex and its counsel, to the effect that (i) Terra Asset Management is a duly and validly organized and existing corporation in good standing under the laws of the state of its organization, with full corporate power to carry on the business in which it is engaged; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Certificate of Incorporation, as amended, or Bylaws, as amended, of Terra Asset Management or to said counsel’s knowledge and belief, any order, rule, or regulation of any court, governmental agency or body having jurisdiction over Terra Asset Management or any of its activities, properties, any statute, indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement or instrument known to said counsel, to which they are a party or by which they are bound or to which any of their property is subject; and (iii) no provision of the Certificate of Incorporation, as amended, Bylaws, as amended, minutes or share certificates of Terra Asset Management or, to its said counsel’s knowledge and belief, any contract to which Terra Asset Management is a party or otherwise bound or affected, prevents Terra Asset Management from performing its obligations as contemplated by this Agreement.

(h)                 No Orders. There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(i)                   Deliveries at the Effective Date. Terra Asset Management shall have delivered to Bioflamex and the Subsidiary at the Effective Date all of the documents required to be delivered hereunder.

(j)                  Certificates of Status. Terra Asset Management shall have delivered to Bioflamex certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of Terra Asset Management as of a date not more than 10 days prior to the Effective Date, in the State of Delaware.

(k)                 Resolutions. The counsel for Bioflamex shall have received certified resolutions of a meeting of the Board of Directors of Terra Asset Management and the Terra Asset Management Shareholders pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the Board of Directors of Terra Asset Management and the Terra Asset Management Shareholders, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by Terra Asset Management hereunder.

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(l)                   Certification. Terra Asset Management shall have delivered to Bioflamex at the Effective Date a certificate dated as of the Effective Date, executed by Terra Asset Management, certifying that the conditions specified in this Paragraph 16 have been fulfilled.

(m)               Other Matters. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to Bioflamex and the Subsidiary and their counsel, whose approval shall not be unreasonably withheld.

17.                Conditions Precedent to Obligations of Terra Asset Management. All obligations of Terra Asset Management under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of the following conditions:

(a)                 Representations and Warranties True at Effective Date. The representations and warranties of Bioflamex and the Subsidiary herein shall be deemed to have been made again at the Effective Date, and then be true and correct, subject to any changes contemplated by this Agreement. Bioflamex and the Subsidiary shall have performed all of the obligations to be performed by Bioflamex and the Subsidiary hereunder on or prior to the Effective Date.

(b)                 Proof of Authority. The counsel for Terra Asset Management shall have received evidence reasonably sufficient to such counsel that Bioflamex and the Subsidiary have all requisite authorizations necessary for consummation by Bioflamex and the Subsidiary of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in any such injunction or order is pending.

(c)                 SEC Filings. Bioflamex shall be current in all of the SEC Filings no later than July 20th 2012, as of the Effective Date.

(d)                 No Disputes with Auditors. As of the Effective Date, neither Bioflamex nor the Subsidiary shall have had any disputes with its auditors.

(e)                 Proof of Election. On the Effective Date, Bioflamex shall deliver proof of the election of Kenneth D. Bland and Wade Clark to the Board of Directors of Bioflamex, and the resignations of Kristian Schiørring and Henrik Dahlerup as directors of Bioflamex, following the election of Kenneth D. Bland and Wade Clark to the Board of Directors of Bioflamex.

(f)                  Opinion of Counsel. Bioflamex and the Subsidiary shall have delivered at the Effective Date to Terra Asset Management an opinion of their counsel dated as of date of the Effective Date in form and substance satisfactory to Terra Asset Management and its counsel, to the effect that (i) each of Bioflamex and the Subsidiary is a duly and validly organized and existing corporation in good standing under the laws of the state of its organization, with full corporate power to carry on the business in which it is engaged; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Articles of Incorporation, as amended, or Bylaws, as amended, of Bioflamex or the Subsidiary or to said counsel’s knowledge and belief, any order, rule, or regulation of any court, governmental agency or body having jurisdiction over Bioflamex or the Subsidiary or any of their activities, properties, any statute, indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement or instrument known to said counsel, to which they are a party or by which they are bound or to which any of their property is subject; and (iii) no provision of the Articles of Incorporation, as amended, Bylaws, as amended, minutes or share certificates of Bioflamex or the Subsidiary or, to their said counsel’s knowledge and belief, any contract to which either Bioflamex or the Subsidiary is a party or otherwise bound or affected, prevents Bioflamex and the Subsidiary from performing their obligations as contemplated by this Agreement.

(g)                 No Orders. There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

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(h)                 Deliveries at the Effective Date. Bioflamex and the Subsidiary shall have delivered to Terra Asset Management at the Effective Date all of the documents required to be delivered hereunder.

(i)                   Certificates of Status. Bioflamex and the Subsidiary shall have delivered to Terra Asset Management certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of Bioflamex and the Subsidiary as of a date not more than 10 days prior to the Effective Date, in the State of Nevada.

(j)                  Resolutions. The counsel for Terra Asset Management shall have received certified resolutions of a meeting of the Board of Directors of Bioflamex and the Subsidiary and the shareholder of the Subsidiary pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the Board of Directors of Bioflamex and the Subsidiary and the shareholder of the Subsidiary, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by Bioflamex and the Subsidiary hereunder.

(k)                 Certification. Bioflamex and the Subsidiary shall have delivered to Terra Asset Management at the Effective Date a certificate dated as of the Effective Date, executed by Bioflamex and the Subsidiary, certifying that the conditions specified in this Paragraph 17 have been fulfilled.

(l)                   Other Matters. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to Terra Asset Management and its counsel, whose approval shall not be unreasonably withheld.

18.                The Nature and Survival of Representations, Covenants and Warranties. All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement. All representations, covenants and warranties of the parties shall survive the Effective Date and all inspections, examinations, or audits on behalf of the parties, shall expire 18 months after the Effective Date.

19.                Cooperation. The parties hereto will each cooperate with the other, at the other’s request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

20.                Further Conveyances and Assurances. After the Effective Date, each of the parties hereto will, without further cost or expense to, or consideration of any nature from any other party hereto, execute and deliver, or cause to be executed and delivered, to the other parties, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other parties may reasonably request as more completely to consummate the transactions contemplated hereby.

21.                Effective Date. The Effective Date of the Merger contemplated hereunder shall be on or before July 13, 2012, subject to acceleration or postponement from time to time as the parties hereto may mutually agree. The Closing of the Merger shall be by conference call at 2:00 p.m., central time on the Effective Date, unless another hour or place is mutually agreed upon by the parties hereto, at which time execution and Closing documents shall be exchanged via overnight postal service and Articles of Merger for the Subsidiary and Terra Asset Management, shall be filed with the States of Nevada and Delaware as described herein.

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22.                Deliveries on the Effective Date by Terra Asset Management. Following the filing of Articles of Merger for the Subsidiary and Terra Asset Management as described herein, on the Effective Date, Terra Asset Management shall deliver all documents and certifications required to be delivered hereunder.

All documents reflecting any actions taken, received or delivered pursuant to this Paragraph 22 shall be reasonably satisfactory in form and substance to Bioflamex and the Subsidiary and their counsel.

23.                Deliveries on the Effective Date by Bioflamex and the Subsidiary. Following the filing of Articles of Merger for the Subsidiary and Terra Asset Management as described herein, on the Effective Date, Bioflamex and the Subsidiary shall deliver shall deliver all documents and certifications required to be delivered hereunder.

All documents reflecting any actions taken, received or delivered pursuant to this Paragraph 23 shall be reasonably satisfactory in form and substance to Terra Asset Management and its counsel.

24.                Failure to Perform by Terra Asset Management. If Terra Asset Management shall fail to perform its obligations as described in Paragraphs 13(a) through (d) hereof, Terra Asset Management and the Terra Asset Management Shareholders shall immediately return all shares of the Bioflamex Common Stock and the Bioflamex Preferred Stock and other consideration received hereunder, whereupon this Agreement shall be deemed to be void ab initio. In such event, Bioflamex shall return to Terra Asset Management and the Terra Asset Management Shareholders all shares of the Terra Asset Management Common Stock and other consideration received hereunder.

25.                No Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such party’s sole, absolute and unfettered discretion.

26.                Brokerage. The parties hereto agree to indemnify and hold harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

27.                Mediation and Arbitration. All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Nevada. If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Nevada law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Nevada and (c) the arbitrator must with the award provide written findings of fact and conclusions of law. Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator’s determination of the merits of the controversy. The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights. An arbitration award may be entered in any court having jurisdiction.

28.                Attorneys’ Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys’ fees and costs of court incurred by the other parties. Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finder’s fees).

29.                Benefit. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

30.                Notices. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to Bioflamex and the Subsidiary, addressed to Mr. Kristian Schiørring at Bioflamex Corporation, Christiansvej 28, 2920 Charlottenlund, Denmark, telephone _+45 52708573_ and e-mail ks@bioflamexcorp.com; and if to Terra Asset Management, addressed to Mr. Kenneth D. Bland at 81 Tingley Lane, Edison, New Jersey 08820, telephone (908) 462-2766, and email brikencorp@aol.com. Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

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31.                Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

32.                Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

33.                Cumulative Rights. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

34.                Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

35.                Headings. The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not affect or constitute a part of this Agreement.

36.                Excusable Delay. The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government or public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

37.                No Third-Party Beneficiary. Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

38.                Time of the Essence. Time is of the essence of this Agreement.

39.                Incorporation by Reference. The Attachments to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

40.                Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Effective Date without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

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41.                Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

42.                Controlling Agreement. In the event of any conflict between the terms of this Agreement or any of the Other Agreements or exhibits referred to herein, the terms of this Agreement shall control.

43.                Law Governing; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflicts of laws provisions thereof. Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for Nevada, as well as of the Courts of the State of Nevada in over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

44.                Termination. This Agreement may be terminated at any time prior to or on the Closing date upon written notice to the other party, as follows, and, upon such termination of the Agreement, no party hereto shall have any liability to the other:

a.	In the event that a default occurs in Section 13(a) or 13(b), either Kristian Schiorring or Henrik Dahlerup will have the right to terminate this Agreement if Terra Asset Management has not remedied the default within thirty (30) days following written notification thereof.
b.	By any Party, if any action, suit or proceeding shall have been instituted or threatened against any party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein, which, in the good faith opinion of any party, makes consummation of the transactions herein contemplated inadvisable.

45.                Entire Agreement. This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Plan of Merger on July 13, 2012.

BIOFLAMEX CORPORATION

By: /s/ Kristian Schiorring

Kristian Schiørring, Chief Executive Officer

BIOFLAMEX MERGER SUB, INC.

By: /s/ Kristian Schiorring

Kristian Schiørring, Chief Executive Officer

TERRA ASSET MANAGEMENT, INC.

By: /s/ Kenneth D. Bland

Kenneth D. Bland, President

Attachments:

Attachment A Certificate of Incorporation of Terra Asset Management, Inc.

Attachment B Bylaws of Terra Asset Management, Inc.

Attachment C Employment Agreement for Kristian Schiørring

Attachment D Employment Agreement for Henrik Dahlerup

Attachment E Bioflamex Preferred Stock Designation

Attachment F Subscription Agreement

Attachment G Bioflamex affiliate 12 months operational cost budget

Schedule 14(p) Contracts with Terra Asset Management, Inc.

Schedule 14(r) Terra Asset Management Employment Contracts and Consulting Agreements

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Attachment A

Certificate of Incorporation of Terra Asset Management, Inc.

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Attachment B

Bylaws of Terra Asset Management, Inc.

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Attachment C

Employment Agreement for Kristian Schiørring

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Attachment D

Employment Agreement for Henrik Dahlerup

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Attachment E

Bioflamex Preferred Stock Designation

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Attachment F

Subscription Agreement

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Schedule 14(p)

Contracts with Terra Asset Management, Inc.

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Schedule 14(r)

Terra Asset Management Employment Contracts and Consulting Agreements

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